Exhibit 10.5

WARRANT CERTIFICATE

Unless permitted under securities legislation, the holder of the securities represented by this certificate shall not trade the securities before [ 4 months and 1 day from Closing, 2016.

The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and may be offered, sold, pledged, transferred or otherwise disposed of only (a) to the corporation; (b) pursuant to a registration statement with respect to such securities which has been declared effective under the U.S. Securities Act; (c) in an offshore transaction meeting the requirements of rule 904 of Regulation S under the U.S. Securities Act and in compliance with any applicable securities laws; (d) for so long as the securities are eligible for resale pursuant to rule 144 or (e) pursuant to any other available exemption from the registration requirements under the U.S. Securities Act.”

Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada. A new certificate, bearing no legend, delivery of which will constitute “good delivery”, may be obtained from the corporation upon delivery of this certificate and a duly executed declaration, in form satisfactory to the corporation, to the effect that the sale of the securities represented hereby is being made in compliance with rule 904 of regulations under the U.S. Securities Act.]

WESTERN URANIUM CORPORATION

Certificate No. ●	●Warrants

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, ● (the "Holder") is entitled to subscribe for and acquire, upon and subject to the terms and conditions hereinafter set forth, one (1) common share (as constituted at the date hereof) (a "Common Share") in the capital of WESTERN URANIUM CORPORATION (the "Company") for each warrant represented hereby, at and for a price of $[ ] per share at any time prior to 5:00 p.m. (Toronto time) on [Date] , 20[ ] (the "Time of Expiry").

1.	The right to purchase Common Shares hereunder may only be exercised during the period herein specified by:

(a)	completing, in the manner indicated, and executing the attached subscription form for that number of Common Shares which the Holder is entitled and wishes to purchase;

(b)	surrendering this warrant to the Company at its head office; and

(c)	paying the appropriate subscription price for the Common Shares subscribed for either by cash or certified cheque payable at par to or to the order of the Company.

2.           Upon surrender and payment as aforesaid, the Company will, subject to the terms hereof, issue to the person or persons named in the subscription form the number of Common Shares subscribed for and such person or persons will be shareholders of the Company in respect of such Common Shares as at the date of surrender and payment. As soon as practicable after surrender and payment, the Company will mail to such person or persons, at the address or addresses specified in the subscription form, a certificate or certificates evidencing the Common Shares subscribed for. If the Holder subscribes for a lesser number of Common Shares than the number of shares referred above, the Holder shall be entitled to receive a new warrant certificate (substantially in the form hereof) in respect of the Common Shares that might have been subscribed for hereunder but which were not then purchased by the Holder. In no event shall fractional Common Shares be issued in connection with the exercise of these warrants.

3.           These warrants are exercisable at any time and from time to time up to, but not after, the Time of Expiry, upon payment in the manner and at the place provided for above.

4.           These warrants may be combined with other common share purchase warrants issued to the Holder or divided into other common share purchase warrants delivered to the Holder, upon such reasonable terms as the Company may impose, provided that no fraction of a common share purchase warrant shall be issued by the Company.

5.           Nothing contained herein shall confer on the Holder or any other person any right to subscribe for or purchase shares in the capital of the Company at any time subsequent to the Time of Expiry and, from and after such time, these warrants and all rights hereunder shall be void and of no value.

6.           If these warrants are stolen, lost, mutilated or destroyed the Company may, on such reasonable terms as to indemnity or otherwise as it may impose, deliver replacement warrants of like denomination, tenor and date as the warrants so stolen, lost, mutilated or destroyed.

7.           The Holder shall have no rights whatsoever as a shareholder (including any rights to receive dividends or other distribution to shareholders or to vote at a general meeting of shareholders of the Company) other than in respect to Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder and which the Holder shall have actually taken up and paid for.

8.           The Exercise Price and the number of Common Shares issuable on the exercise of these warrants shall be adjusted in the following circumstances.

(a)	Share Reorganization. Whenever the Company subdivides all of the issued and outstanding Common Shares into a greater number of Common Shares, or combines or consolidates all outstanding Common Shares into a lesser number of Common Shares (each of such events being herein called a "Share Reorganization"), then effective immediately after the effective date of such subdivision, combination or consolidation:

(i)	the number of Common Shares into which each warrant may be exercised hereunder, will be adjusted to a number which is the product of:

(A)	the number of Common Shares into which each warrant may be exercised hereunder, immediately before such effective date; and

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(B)	fraction the numerator of which is the total number of Common Shares that are or would be outstanding immediately after such effective date after giving effect to the Share Reorganization, and the denominator of which is the total number of Common Shares outstanding on that effective date before giving effect to the Share Reorganization;

(ii)	the Exercise Price of each warrant shall be adjusted to a price per Common Share which is the product of:

(A)	the Exercise Price in effect immediately before that effective date; and,

(B)	a fraction which is the reciprocal of the fraction described in sub-paragraph (i)(B) above.

(b)	Special Distribution. Whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Common Shares:

(i)	shares of the Company;

(ii)	evidences of indebtedness;

(iii)	any cash or other assets, excluding cash dividends (other than cash dividends which the board of directors of the Company has determined to be outside the normal course); or

(iv)	rights, options or warrants,

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a "Special Distribution"), the Company shall give to the Holder at least 20 days’ prior written notice of the record date at which the holders of Common Shares are determined for purposes of the Special Distribution. Such notice shall also specify the date on which the holders of Common Shares shall be entitled to such Special Distribution.

(c)	Corporate Reorganization. Whenever there is:

(i)	a reclassification of outstanding Common Shares, a change in Common Shares into other shares or securities or any other capital reorganization of the Company, other than as described in subparagraphs a) or b) above;

(ii)	a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Common Shares into other shares or securities or a change of Common Shares into other shares or securities; or

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(iii)	a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation,

(any such event being herein called a "Corporate Reorganization") the Holder shall be entitled to receive (at the times, and subject to the terms and conditions set out in this warrant certificate) and will accept, in lieu of the Common Shares which it would otherwise have been entitled to receive, the kind and amount of shares or other securities or property that it would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, it had been the holder of all remaining Common Shares not already exercised by the Holder pursuant to these warrants, and the Exercise Price shall be adjusted to the amount determined by multiplying the exercise price in effect immediately prior to the Corporate Reorganization by the number of Common Shares subject to the unexercised part of these warrants immediately prior to the Corporate Reorganization and dividing the product thereof by the number of securities to which the Holder of that number of Common Shares subject to the unexercised part of these warrants would have been entitled by reason of such Corporate Reorganization.

(d)	Adjustments Cumulative. The adjustments provided for in this paragraph 8 are cumulative.

(e)	Notice of Adjustment. Upon any adjustment of the number of Common Shares the Company shall give written notice thereof to the Holder, which notice shall state the number of Common Shares or other securities subject to the unexercised part of these warrants resulting from such adjustment, and shall upon receipt of a written request of the Holder set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request and at the expense of the Holder, the Company shall also provide a statement of the Company’s auditors to the effect that such firm concurs in the Company’s calculation of the change provided however, that the Holder shall not be responsible for such expense if the auditor’s statement does not materially concur with the Company’s calculation.

9.           On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these warrants shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

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10.          The Company represents and warrants that it is duly authorized to create and deliver these warrants and to issue the Common Shares that may be issued hereunder and that these warrants, when signed by the Company as herein provided, will be a valid obligation of the Company enforceable against the Company in accordance with the provisions hereof. The Company hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times up to and including the Time of Expiry, while these warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the Holder determine to exercise the right in respect of all the Common Shares for the time being purchasable pursuant to these warrants. Certificates for Common Shares issued upon the exercise of these warrants may bear such legend or legends as to transfer as may be considered necessary by the Company and its counsel, acting reasonably. All Common Shares issued upon the exercise of the right of purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or its creditors in respect thereof.

11.          Time shall be of the essence hereof.

12.          These warrants shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.          These common share purchase warrants shall not be valid for any purpose whatsoever until signed by the Company.

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

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WARRANT CERTIFICATE SIGNATURE PAGE

IN WITNESS WHEREOF the Company has caused this certificate representing the Warrants to be signed by its duly authorized officers.

DATED as of the day of _________________, 201_

WESTERN URANIUM CORPORATION

Per:
Authorized Signing Officer
I have authority to bind the corporation.

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SUBSCRIPTION FORM

TO:	WESTERN URANIUM CORPORATION

The undersigned Holder of the within warrants hereby subscribes for   _________________ Common Shares in the capital of Western Uranium Corporation and hereby makes payment of the purchase price for the said number of Common Shares.

The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss.)

DATED this ____ day of _______________, 20___.

Holder's Name (please print)

Authorized Signature

Name and Title of Signatory (if applicable)